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                                                                    EXHIBIT 23.2

                     [PRICEWATERHOUSECOOPERS -- LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S3 (No. 333-32760) of Global TeleSystems Group, Inc., of our report dated March 3, 1999 relating to the consolidated financial statements of Esprit Telecom Group plc, which is incorporated by reference in the Global TeleSystems Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1999.




/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers
London, England
April 19, 2000